==============================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                   FORM 8-K/A


                                 AMENDMENT NO. 2


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) March 31, 1998



                                TEREX CORPORATION
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


            Delaware                   1-10702                  34-1531521
-------------------------------------------------------------------------------
  (State or Other Jurisdiction       (Commission              (IRS Employer
        of Incorporation)            File Number)           Identification No.)



           500 Post Road East, Suite 320, Westport, Connecticut 06880
-------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170



                                 NOT APPLICABLE
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


===============================================================================

The Registrant hereby amends Item 7 of its Current Report on Form 8-K dated March 31, 1998 as follows:

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

The following financial statements and pro forma financial information are hereto attached and filed as part of this report:

a) Consolidated Financial Statements of Businesses Acquired:
                                                                           Page
   Audited Consolidated Financial Statements of O&K Mining GmbH
    Report of Independent Accountants.........................................5
    Consolidated Statement of Operations for the years ended
      December 31, 1997 and 1996..............................................6
    Consolidated Balance Sheet as of December 31, 1997 and 1996...............7
    Consolidated Statement of Cash Flows for the years ended
      December 31, 1997 and 1996..............................................8
    Consolidated Statement of Changes in Shareholder's Equity
      for the years ended December 31, 1997 and 1996..........................9
    Notes to Consolidated Financial Statements...............................10

b) Pro Forma Financial Information...........................................15

    Unaudited Pro Forma Condensed Consolidated Statement of Operations
      of Terex Corporation and Subsidiaries for the year ended
      December 31, 1997......................................................18
    Notes to Unaudited Pro Forma Condensed Consolidated Financial
      Information............................................................19

c)       Exhibits

10.1 Share Purchase Agreement dated December 18, 1997 between O&K AG and Terex Mining Equipment, Inc. (incorporated by reference to Exhibit
         10.19 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No. 1-10702).

10.2 Credit Agreement dated as of March 6, 1998 among Terex Corporation, certain of its subsidiaries, the lenders named therein, Credit Suisse First Boston, as Administrative Agent, Bank Boston N.A., as Syndication Agent and Canadian Imperial Bank of Commerce and First Union National Bank, as Co-Documentation Agents (incorporated by reference to Exhibit
         10.14 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No. 1-10702).

10.3 Guarantee Agreement dated as of March 6, 1998 of Terex Corporation and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to Exhibit 10.14 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No. 1-10702).

10.4 Guarantee Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to
         Exhibit 10.15 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No. 1-10702).

10.5 Security Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein Credit Suisse First Boston, as Collateral Agent (incorporated by reference to Exhibit
         10.16 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No.
         1-10702).

10.6 Pledge Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to
         Exhibit 10.17 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No. 1-10702).

10.7 Form Mortgage, Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing entered into by Terex Corporation and certain of the subsidiaries of Terex Corporation, as Mortgagor, and Credit Suisse First Boston, as Mortgagee (incorporated by reference to
         Exhibit 10.18 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No. 1-10702).

10.8 Purchase Agreement, dated as of March 24, 1998, of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and BancBoston Securities
         Inc., for the issue and sale of U.S. $150,000,000 of 8-7/8% Senior Subordinated Notes due 2008.*

10.9 Indenture, dated as of March 31, 1998, between Terex Corporation, each of the subsidiaries of Terex Corporation listed therein, as Issuer and United States Trust Company of New York, as Trustee, for $150,000,000 of 8-7/8% Senior Subordinated Notes due 2008.*

10.10 Registration Rights Agreement, dated as of March 31, 1998, of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and BancBoston Securities Inc., for the issue and sale of U.S. $150,000,000 of 8-7/8% Senior Subordinated Notes due 2008.*

23.1 Independent Accountants' Consent of C&L Treuhand-Vereinigung Deutsche Revision, Cologne.**


*Previously filed.
** Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 29, 1998

                                          TEREX CORPORATION


                                     By:  /s/  Joseph F. Apuzzo
                                          Joseph F. Apuzzo
                                          Vice President Finance and Controller
                                          (Principal Accounting Officer)

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Terex Corporation:


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows and changes in shareholder's equity present fairly, in all material respects, the consolidated financial position of O&K Mining GmbH, Germany and its subsidiaries O&K Australia Pty. Ltd., Australia, O&K Orenstein & Koppel Ltd, U.K., O&K Orenstein & Koppel Inc., Canada, O&K Far East Pte. Ltd., Singapore, O&K Orenstein & Koppel (South Africa) Pty. Ltd., Republic of South Africa, and O&K Orenstein & Koppel Inc., U.S.A. at December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


Cologne, June 26, 1998

C&L TREUHAND-VEREINIGUNG
DEUTSCHE REVISION
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

                                 O&K Mining GmbH

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                  (In millions)



                                                         For the Year Ended
                                                            December 31,
                                                     --------------------------

                                                         1997          1996
                                                     ------------- ------------

Net sales............................................$    259.0    $    282.4

Cost of goods sold ..................................     229.8         239.4
                                                     ------------- ------------

  Gross profit.......................................      29.2          43.0

Engineering, selling and administrative expenses.....      28.0          28.0
                                                     ------------- ------------

  Income from operations.............................       1.2          15.0

Interest expense.....................................     (10.4)        (10.9)

Interest income......................................       0.4           0.5

Other income/(expense)-net...........................      (5.4)         (0.6)
                                                     ------------- ------------

    Income (loss) before income taxes................     (14.2)          4.0


Income tax (provision) benefit.......................       0.9          (0.6)
                                                     ------------- ------------

Net income (loss)....................................$    (13.3)   $      3.4
                                                     ============= ============


   The accompanying notes are an integral part of these financial statements.

                                 O&K Mining GmbH

                           CONSOLIDATED BALANCE SHEET

                                  (In millions)


                                                             As of December 31,
                                                            -------------------
                                                               1997      1996
                                                            --------- ---------
                               Assets

Current assets
   Cash and cash equivalents................................$   4.9    $   2.6
   Trade receivables (net of allowance of $9.1 and $5.9
     at December 31, 1997 and 1996, respectively)...........   33.4       52.0
   Net inventories..........................................  122.7      134.3
   Other current assets.....................................   11.4        9.2
                                                            ---------  --------
Total current assets........................................  172.4      198.1

Property, plant and equipment - net.........................   28.6       41.1
Other long-term assets......................................    4.4        3.0
                                                            ---------  --------
Total assets................................... ............$ 205.4    $ 242.2
                                                            =========  ========

              Liabilities and shareholder's equity

Current liabilities
   Notes payable and short-term borrowings..................$  72.9    $  36.0
   Trade accounts payable...................................   23.3       25.4
   Due to affiliates........................................   35.2      126.8
   Accruals and other current liabilities...................   26.9       17.6
                                                            --------   --------
Total current liabilities...................................  158.3      205.9

Non-current liabilities.....................................   18.1       26.5

Commitments and contingencies

Shareholder's equity
   Common stock ............................................   12.9       12.9
   Additional paid-in capital...............................   46.4       12.9
   Accumulated deficit......................................  (28.1)     (14.8)
   Cumulative translation adjustment........................   (2.2)      (1.2)
                                                            ---------  --------
Total shareholder's equity..................................   29.0        9.8
                                                            ---------  --------
Total liabilities and shareholder's equity.................$  205.4    $ 242.2
                                                            =========  ========


   The accompanying notes are an integral part of these financial statements.

                                 O&K Mining GmbH

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                  (In millions)

                                                              For the Year Ended
                                                                  December 31,
                                                               -----------------
                                                                 1997     1996
                                                              --------  --------
Operating Activities
  Net income (loss)..........................................$ (13.3)   $  3.4
  Adjustments to reconcile net income (loss)
    to cash used in operating activities:
      Depreciation...........................................    9.8       8.5
        Changes in operating assets and liabilities:
         Trade receivables...................................   18.6       5.2
         Due from affiliates.................................  ---         6.6
         Net inventories.....................................   11.6     (13.9)
         Other current assets................................   (2.2)     (0.1)
         Other long-term assets..............................   (1.4)     (0.1)
         Trade accounts payable..............................   (2.1)     (5.5)
         Due to affiliates...................................  (58.1)      6.8
         Accruals and other current liabilities..............    9.3      (7.8)
         Non-current liabilities.............................   (8.4)     (4.3)
                                                             ---------  -------
  Net cash used in operating activities......................  (36.2)     (1.2)

Investing Activities
     Capital expenditures....................................   (1.4)     (8.6)
     Proceeds from sale of fixed assets......................    0.1       1.6
                                                             ---------  -------
  Net cash used in investing activities......................   (1.3)     (7.0)

Financing Activities
      Changes in notes payable, net..........................   36.9      10.7
      Payment of dividends...................................   ---       (0.8)
      Other..................................................   ---       (0.6)
                                                             --------- --------
  Net cash provided by financing activities..................   36.9       9.3

  Effect of exchange rate changes on cash
    and cash equivalents.....................................    2.9       ---
                                                             --------- --------

  Net increase in cash and cash equivalents at
    beginning of period......................................    2.3       1.1

  Cash and cash equivalents..................................    2.6       1.5
                                                             --------- --------

  Cash and cash equivalents at end of period.................$   4.9   $   2.6
                                                             ========= ========


   The accompanying notes are an integral part of these financial statements.

                                 O&K Mining GmbH

            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

                 For the Years Ended December 31, 1997 and 1996

                                  (in millions)


                                                                Additional                  Cumulative
                                                                 Paid-in     Accumulated   Translation
                                                 Common Stock    Capital       Deficit      Adjustment      Total
                                                ------------- ------------- ------------- ------------- ------------

Balance at December 31, 1995....................$     12.9    $    12.9     $   (17.4)    $   (1.2)     $     7.2

Net income......................................     ---          ---             3.4          ---            3.4

Dividend payment................................     ---          ---            (0.8)         ---           (0.8)

Translation adjustment..........................     ---          ---           ---            ---          ---
                                                ------------- ------------- ------------- ------------- -------------

Balance at December 31, 1996....................      12.9         12.9         (14.8)        (1.2)           9.8

Net loss........................................     ---          ---           (13.3)         ---          (13.3)

Capital contribution by parent..................     ---           33.5         ---            ---           33.5

Translation adjustment..........................     ---          ---           ---           (1.0)          (1.0)
                                                ------------- ------------- ------------- ------------- -------------

Balance at December 31, 1997....................$     12.9    $    46.4     $   (28.1)    $   (2.2)     $    29.0
                                                ============= ============= ============= ============= =============



   The accompanying notes are an integral part of these financial statements.

                                 O&K Mining GmbH

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1997

                      (In millions, unless otherwise noted)


1. Basis of Presentation and Description of Business

Basis of Presentation. As more fully described in Note 11, Terex Corporation ("Terex") completed the acquisition of all of the capital stock of O&K Mining GmbH ("O&K Mining" or the "Company") on March 31, 1998. Prior to the acquisition, O&K Mining was a wholly-owned subsidiary of O&K Orenstein & Koppel AG ("Orenstein & Koppel").

The accompanying consolidated financial statements were prepared on the basis of generally accepted accounting principles in the United States and include the consolidated financial position, results of operations, cash flows and changes in shareholder's equity of O&K Mining and its subsidiaries.

Description of Business. O&K Mining, a German company, designs, manufactures, installs and markets a complete range of large hydraulic excavators, with operating weights from 58 to 800 tons. O&K Mining's products are primarily used to load copper ore, iron ore, oil sand, other mineral-bearing materials or rock into trucks.


2. Summary of Significant Accounting Policies

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents. Cash equivalents consist of highly liquid investments with original maturities of three months or less. The carrying amounts of cash and cash equivalents approximates their fair value.

Principles of Consolidation.  The consolidated  financial statements include the
accounts  of  O&K  Mining  and  its  wholly-owned  subsidiaries.   All  material
intercompany balances, transactions and profits have been eliminated.

Foreign Currency Translation. Assets and liabilities of the Company's international operations are translated at year-end exchange rates. Income and expenses are translated at average exchange rates prevailing during the year. For operations whose functional currency is the local currency, translation adjustments are accumulated in the Cumulative Translation Adjustment component of Shareholder's Equity. Gains or losses resulting from foreign currency transactions are included in cost of goods sold.

Foreign Exchange Contracts. The Company uses foreign exchange contracts to hedge recorded balance sheet amounts related to certain international operations and firm commitments that create currency exposures. The Company does not enter into speculative contracts. Gains and losses on hedges of assets and liabilities are recognized in income as offsets to the gains and losses from the underlying hedged amounts. Gains and losses on hedges of firm commitments are recorded on the basis of the underlying transactions. At December 31, 1997 and 1996, the Company had foreign exchange contracts, which were hedges of firm commitments, totaling $9.8 and $16.5, respectively fair value of which approximates their carrying value.

Intangible Assets. Intangible assets are valued at cost less amortization. Amortization is recorded on a straight-line basis over the estimated useful life, but not to exceed five years.

Property, Plant and Equipment. Property, plant and equipment are stated at cost. Expenditures for major renewals and improvements are capitalized while expenditures for maintenance and repairs not expected to extend the life of an asset beyond its normal useful life are charged to expense when incurred. Plant and equipment are depreciated over the estimated useful lives of the assets under the straight-line method of depreciation for financial reporting purposes and both straight-line and other methods for tax purposes.

Inventories. Inventories are stated at the lower of cost or market value. Cost is determined by the first-in, first-out (FIFO) method.

Impairment of Long Lived Assets. The Company's policy is to assess the realizability of its long lived assets and to evaluate such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets (or group of assets) may not be recoverable. Impairment is determined to exist if the estimated future undiscounted cash flows is less than its carrying value. The amount of any impairment then recognized would be calculated as the difference between estimated future discounted cash flows and the carrying value of the asset.

Revenue Recognition. Revenue and costs are generally recorded when products are shipped and invoiced to either independently owned and operated dealers or to customers.


3. Inventories

Inventories consist of the following:

                                            December 31,
                                    ------------------------------
                                         1997            1996
                                    -------------- ---------------
Finished equipment..................$      29.6    $       52.5
Replacement parts...................       65.7            56.3
Work-in-process.....................       17.4            16.4
Raw materials and supplies..........       10.0             9.1
                                    ============== ===============
                                    $     122.7    $      134.3
                                    ============== ===============


4. Property, Plant and Equipment

Property, plant and equipment consists of the following:

                                            December 31,
                                    ------------------------------
                                         1997            1996
                                    -------------- ---------------
Land and improvements...............$       0.2    $        0.2
Buildings...........................        1.9             1.6
Machinery and equipment.............       34.6            76.9
                                    -------------- ---------------
                                           36.7            78.7
Less accumulated depreciation.......       (8.1)          (37.6)
                                    -------------- ---------------
                                    $      28.6    $       41.1
                                    ============== ===============

Depreciation expense for 1997 and 1996 was $9.8 and $8.5, respectively.

5. Notes Payable and Short-term Borrowings

Notes payable and short-term borrowings at December 31, 1997 totaled $72.9. These borrowings mature at various times through August 31, 1998 and bear interest at an annual rate from 4.31% to 10.00%.

Notes payable and short-term borrowings at December 31, 1996 totaled $36.0. These borrowings mature at various times through April 30, 1997 and bear interest at an annual rate from 4.75% to 7.11%.


6. Income Taxes

The components of income (loss) before income taxes consists of the following:

                                               1997         1996
                                            -----------  ----------
Domestic (Germany)..........................$     2.6    $    1.0
Foreign.....................................    (16.8)        3.0
                                            -----------  ----------
    Total...................................$   (14.2)   $    4.0
                                            ===========  ==========


From the income taxes shown, $0.4 and $0.6 has been paid to foreign tax authorities in 1997 and 1996, respectively. In Germany the Company had a tax affiliation within the Orenstein & Koppel Group, this affiliation existed through December 31, 1997.

The Company's foreign subsidiaries have approximately $67.3 in net operating loss carryforwards as of December 31, 1997.


7. Leases

O&K Mining has various lease agreements, primarily related to foreign office space and domestic production facilities, which are accounted for as operating leases. Certain leases have renewal options and provisions requiring the Company to pay maintenance and insurance. Total rental expense under operating leases for 1997 and 1996 was $1.1 and $2.4, respectively.

Future minimum noncancelable operating lease payments at December 31, 1997 are as follows:

   1998........................................$       1.2
   1999........................................        0.9
   2000........................................        0.6
   2001........................................        0.5
   2002........................................        0.4
   Thereafter..................................        0.4
                                               -------------

Total minimum lease payments...................$       4.0
                                               =============


8. Commitments and Contingencies

O&K Mining is involved in lawsuits incident to the operation of its business. Insurance coverages are maintained for claims and lawsuits of this nature.
Although it is difficult to estimate the liability of O&K Mining related to these matters, it is management's opinion that none of these lawsuits will have a materially adverse effect on O&K Mining's consolidated financial position.

O&K Mining is, in the normal course of business, a party to financial instruments with off-balance-sheet risk. This risk arises from residual value guaranties and buy back obligations mainly in the United Kingdom. Estimates of differences between the possible buy back value and the market value of the units at the given time have been accrued for and recorded as liabilities.


9. Segment and Geographic Information

O&K Mining operates in one business segment. Geographic data for the Company's operations are presented in the following table:

                                                1997            1996
                                          ---------------  --------------
        Net sales:
            Europe....................... $    218.4       $   263.6
            North America................       43.1            42.7
            Australia....................       33.2            51.3
            All other....................       25.9            20.6
            Eliminations.................      (61.6)          (95.8)
                                          --------------   --------------
                                          $    259.0       $   282.4
                                          ==============   ==============

        Income (loss) from operations:
            Europe....................... $     (1.2)      $    10.3
            North America................        0.3             3.8
            Australia....................        1.1             1.2
            All other....................        1.5            (0.3)
            Eliminations.................       (0.5)           ---
                                          --------------   --------------
                                          $      1.2       $    15.0
                                          ==============   ==============

        Identifiable assets:
            Europe....................... $    194.4       $   255.0
            North America................       41.9            42.3
            Australia....................       17.7            31.1
            All other....................       11.0            11.2
            Eliminations.................      (59.6)          (97.4)
                                          --------------   --------------
                                          $    205.4       $   242.2
                                          ==============   ==============

Sales between geographic areas are generally priced to recover costs plus a reasonable markup for profit. Income (loss) from operations equals net sales less direct and allocated operating expenses, excluding interest and other non-operating items.

The Company is not dependent on any single customer.

10. Related Party Transactions

During 1997 and 1996, the Company had transactions with Orenstein & Koppel and certain of its affiliated companies as follows:

                                              1997          1996
                                          ------------  -------------
Purchases of inventory....................$     17.7    $     19.9
Sales of product..........................$     18.0    $     22.1
Interest expense..........................$      5.4    $      8.5
Rental of facilities......................$      1.2    $      1.4
Other charges.............................$      9.8    $     11.3

On December 31, 1997 Orenstein & Koppel contributed $33.5 of additional paid-in-capital to O&K Mining through the elimination of $33.5 of the Company's intercompany payable to Orenstein & Koppel.


11. Subsequent Events-Acquisition by Terex

On March 31, 1998 Terex completed the acquisition of all the capital stock of O&K Mining for net aggregate consideration of approximately $168, subject to certain post-closing adjustments.

                                TEREX CORPORATION

                         PRO FORMA FINANCIAL INFORMATION

 (dollar amounts in millions, unless otherwise noted, except per share amounts)


The following unaudited pro forma condensed financial information of Terex Corporation ("Terex" or the "Company") gives effect to the acquisition of (i) all of the outstanding shares of O&K Mining GmbH ("O&K Mining") on March 31, 1998 by the Company (the "O&K Acquisition") as described in Item 2 of Terex's Form 8-K dated March 31, 1998. The pro forma information is based on the historical statements of operations of the Company for the year ended December 31, 1997 as if the O&K Acquisition had taken place at the beginning of 1997, giving effect to the O&K Acquisition and related financing transactions and adjustments as reflected in the accompanying notes. A pro forma balance sheet has not been presented herein because the March 31, 1998 condensed consolidated balance sheet as filed in the Company's March 31, 1998 Report on Form 10-Q includes the O&K Acquisition.

On March 31, 1998, the Company completed the O&K Acquisition. The purchase price, together with amounts needed to repay indebtedness of O&K Mining required to be repaid in connection with the O&K Acquisition, consisted of approximately $168 million. The Company obtained the funds necessary to complete the transaction from the issuance of the Company's New Senior Subordinated Notes (as defined below) and borrowings under the Company's New Bank Credit Facility (as defined below).

On March 6, 1998, the Company redeemed or defeased all of its $166.7 principal amount of its then outstanding 13-1/4% Senior Secured Notes due 2002 (the "Senior Secured Notes"). Concurrently therewith, the Company also refinanced substantially all of its then existing domestic and foreign revolving credit debt. The proceeds for the offer to purchase and the repayment of its then existing revolving credit facility were obtained from borrowings under the Company's new $500.0 global bank credit facility ("New Bank Credit Facility").

The New Bank Credit Facility consists of a new secured global revolving credit facility aggregating up to $125.0 (the "New Revolving Credit Facility") and two term loan facilities (collectively, the "Term Loan Facilities") providing for loans in an aggregate principal amount of up to approximately $375.0. The New Revolving Credit Facility will be used for working capital and general corporate purposes, including acquisitions. With limited exceptions, the obligations of the Borrowers under the New Bank Credit Facility are secured by (i) a pledge of all of the capital stock of domestic subsidiaries of the Company, (ii) a pledge of 65% of the stock of the foreign subsidiaries of the Company and (iii) a first priority security interest in, and mortgages on, substantially all of the assets of Terex and its domestic subsidiaries. The New Bank Credit Facility contains covenants limiting the Borrowers' activities, including, without limitation, limitations on dividends and other payments, liens, investments, incurrence of indebtedness, mergers and asset sales, related party transactions and capital expenditures. The New Bank Credit Facility also contains certain financial and operating covenants, including a maximum leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio.

Pursuant to the Term Loan Facilities, the Borrowers have borrowed (i) $175.0 in aggregate principal amount pursuant to a Term Loan A due March 2004 (the "Term A Loan") and (ii) $200.0 in aggregate principal amount pursuant to a Term Loan B due March 2005 (the "Term B Loan"). The outstanding principal amount of the Term A Loan currently bears interest, at the applicable Borrower's option, at an all-in drawn cost of 2.00% per annum in excess of the adjusted eurodollar rate or, with respect to U.S. dollar denominated alternate based rate loans, at an all-in drawn cost of 1.00% per annum in excess of the prime rate. The outstanding principal amount of the Term B Loan currently bears interest, at the Company's option, at a rate of 2.50% per annum in excess of the adjusted eurodollar rate or, with respect to U.S. Dollar denominated alternate base rate loans, 1.50% in excess of the prime rate. The Term A Loan amortizes on a quarterly basis, in the annual percentages of 0%, 16%, 16%, 21%, 21% and 26%, respectively, during the six-year term of the loan. The Term B Loan amortizes in an annual percentage of 1% during each of the first six years of the term of the loan and 94% in the seventh year of the term of the loan. The Term A Loan and Term B Loan are subject to mandatory prepayment in certain circumstances and are voluntarily prepayable without payment of a premium (subject to reimbursement of the lenders' costs in case of prepayment of eurodollar loans other than on the last day of an interest period).

Pursuant to the New Revolving Credit Facility, the Borrowers have available an aggregate amount of up to $125.0. The outstanding principal amount of loans under the New Revolving Credit Facility bears interest, at the applicable Borrower's option, at an all-in drawn cost of 2.00% per annum in excess of the adjusted eurocurrency rate or, with respect to U.S. dollar denominated alternate base rate loans, at an all-in drawn cost of 1.00% per annum in excess of the prime rate. The New Revolving Credit Facility will terminate on the sixth anniversary thereof.

On March 31, 1998, the Company issued and sold $150.0 aggregate principal amount of 8-7/8% Senior Subordinated Notes due 2008 (the "New Senior Subordinated Notes"). The New Senior Subordinated Notes were issued in a private placement made in reliance upon an exemption from registration under the Securities Act of 1933, as amended. The net proceeds from the offering were used to fund a portion of the aggregate consideration of the O&K Acquisition and for general working capital purposes.

The acquisition was accounted for using the purchase method, with the purchase price of the O&K Acquisition allocated to the assets acquired and liabilities assumed based upon their respective estimated fair values at the date of acquisition. The pro forma consolidated financial information reflects the Company's initial estimates of the purchase price allocation. However, management believes that there will not be any changes which will have a material effect on the pro forma information.

Other pro forma adjustments have been included to report significant events that occurred in 1997 and 1998 which, although not part of the O&K Acquisition, do represent changes in the Company's results of operations. Pro forma adjustments have been included to reflect the events described below.

On April 7, 1997, the Company and certain of its domestic subsidiaries (collectively, the "Borrowers") entered a Revolving Credit Agreement with a financial institution, as agent (the "Agent"), pursuant to which the Agent and other financial institutions party thereto have provided the Borrowers with a line of credit of up to $125 secured by accounts receivable and inventory (the "1997 Credit Facility"). The 1997 Credit Facility replaced the Company's $100 revolving credit facility. The 1997 Credit Facility was replaced on March 6, 1998 with the New Bank Credit Facility.

On April 7, 1997, the Company completed the purchase of the industrial businesses of Simon Access division ("Simon Access") of Simon Engineering plc for $90 in cash, subject to adjustment. Simon Access consists principally of several business units in the United States and Europe which are engaged in the manufacture and sale of access equipment designed to position people and materials to work at heights. Simon Access products include truck mounted aerial devices, aerial work platforms and truck mounted cranes (boom trucks) which are sold to utility companies as well as to customers in the industrial and construction markets. The Company obtained the funds necessary to complete the transaction from its cash on hand and borrowings under the 1997 Credit Facility.

On April 14, 1997, the Company completed the purchase of Baraga Products, Inc. and M&M Enterprises of Baraga, Inc. (collectively, "Baraga", or the "Square Shooter Business"). Baraga manufactures rough terrain telescopic boom forklifts.

On July 28, 1997 and August 7, 1997, the Company issued an additional five million shares and 700 thousand shares, respectively, of its Common Stock in a public stock offering. The shares were issued at a price to the public of $19.50 per share. The net proceeds received by the Company after deduction of underwriting discounts, commissions and other expenses was $104.6. On September 4, 1997, the Company used a portion of the proceeds to redeem $83.3 in principal of the Secured Senior Notes. In accordance with the terms of the Indenture, the redemption of the Senior Secured Notes was at a 9.46% redemption premium. The redemption premium plus the pro-rata share of unamortized debt origination costs totaled $12.2 and were reflected as extraordinary items in the third quarter of 1997.

On December 10, 1997, the Company issued 706 thousand shares of Terex Common Stock in exchange for the outstanding preferred stock of Terex Cranes. At the time of the exchange Terex recorded an additional $3.2 preferred stock accretion to reflect the difference between the fair market value of the Common Stock issued and the carrying value of the Terex Cranes preferred stock. Total preferred stock accretion recorded on the preferred stock of Terex Cranes was $4.4 during 1997.

On December 30, 1997 all 38.8 thousand outstanding shares of Series B Preferred Stock were converted by the holder thereof into 87.3 thousand shares of common stock. These shares constituted the remaining balance outstanding of the Series B Preferred Stock issued to certain individuals on December 9, 1994 in consideration for the early termination of a contract between the Company and KCS Industries, L.P., a Connecticut limited partnership ("KCS"), a related party. Total preferred stock accretion recorded on the Series B Preferred Stock was $0.4 during 1997.

On January 5, 1998, the Company completed the purchase of Payhauler Corp. (Payhauler"). Payhauler manufactures four-wheel drive off-highway trucks.

The unaudited pro forma consolidated financial information is not necessarily indicative of what the actual results of operations of the Company would have been for the period indicated, nor does it purport to represent the results of operations for future periods.

                       TEREX CORPORATION AND SUBSIDIARIES

                               UNAUDITED PRO FORMA

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                     (in millions except per share amounts)



                                        Terex                            Pro Forma
                                    Corporation                           Adjustments    Pro Forma     Other Pro
                                        and          O&K                   for O&K       for O&K         Forma       Pro Forma
                                    Subsidiaries   Mining(2)  Sub-Total   Acquisition   Acquisition   Adjustments    as Adjusted
                                    ------------  ---------- ----------- ------------- ------------- -------------  -------------

  NET SALES.........................$   842.3     $  259.0   $ 1,101.3   $ (11.0)(3a)  $ 1,090.3     $  93.1(3f)    $  1,183.4

  COST OF GOODS SOLD................    702.7        229.8       932.5     (10.2)(3b)      922.3        77.0(3g)         999.3
                                    -----------   ---------- ----------- ------------  ------------- -------------  -------------

     Gross Profit...................    139.6         29.2       168.8      (0.8)          168.0        16.1             184.1

  ENGINEERING, SELLING AND
     ADMINISTRATIVE EXPENSES........     68.5         28.0        96.5      (7.5)(3c)       89.0        13.7(3h)         102.7
                                    -----------   ---------- ----------- ------------  ------------- -------------  -------------

     Income from operations.........     71.1          1.2        72.3       6.7            79.0         2.4              81.4

  OTHER INCOME (EXPENSE)
     Interest income................      0.9          0.4         1.3       ---             1.3         ---               1.3
     Interest expense...............    (39.4)       (10.4)      (49.8)     (4.6)(3d)      (54.4)        9.2(3i)         (45.2)
     Other income (expense) - net...     (1.6)        (5.4)       (7.0)     (0.6)(3d)       (7.6)        0.9(3j)          (6.7)
                                    -----------   ----------- ----------- -----------  ------------- -------------  -------------

     INCOME (LOSS) BEFORE INCOME
       TAXES AND EXTRAORDINARY ITEMS     31.0        (14.2)       16.8       1.5            18.3        12.5             30.8

  PROVISION FOR INCOME  TAXES.......     (0.7)         0.9         0.2      (0.9)(3e)       (0.7)         ---            (0.7)
                                    -----------   ----------- ----------- -----------  ------------  -------------  -------------

     INCOME (LOSS) BEFORE
       EXTRAORDINARY ITEMS..........$    30.3     $  (13.3)   $   17.0    $   0.6      $    17.6     $  12.5        $    30.1
                                    ===========   =========== =========== ============ ============  =============  =============

  PER COMMON AND COMMON EQUIVALENT
     SHARE:

        Basic.......................$     1.57                                         $     0.79                   $      1.49

        Diluted.....................$     1.44                                         $     0.72                   $      1.39

  AVERAGE NUMBER OF COMMON AND
     COMMON EQUIVALENT SHARES
     OUTSTANDING IN PER SHARE
     CALCULATION:

        Basic.......................     16.2                                                16.2                          20.2

        Diluted.....................     17.7                                                17.7                          21.7

   The accompanying notes are an integral part of these financial statements.

                                TEREX CORPORATION

                          NOTES TO UNAUDITED PRO FORMA

                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                              (amounts in millions)

1) The unaudited pro forma condensed consolidated financial information is presented for the year ended December 31, 1997. The pro forma statements of operations reflect the consolidated operations of the Company combined with those of the acquired business assuming the O&K Acquisition and the issuance of the related debt were consummated on January 1, 1997.

2) The historical operating results of O&K Mining GmbH for the year ended December 31, 1997 include $19.0 of one-time non-cash charges. These one-time non-cash charges primarily resulted from changes in assumptions for the valuation of used equipment, reserves for the buy back of leased equipment and the collectibility of accounts receivable. These one-time non-cash charges have been included in "Cost of goods sold" ($14.7) and "Other income (expense) net" ($4.3). Income from operations for O&K Mining GmbH for the year ended December 31, 1997 before these one-time charges would have been approximately $15.9.

3) The pro forma statement of operations adjustments are summarized as follows:

      a) Pro forma adjustments to "Net Sales" represents the elimination of sales between the Company and O&K Mining.

      b) Pro forma adjustments to "Cost of Goods Sold" represent the net effect of (i) the elimination of cost of goods sold between the Company and O&K Mining and (ii) the adjustment of historical goodwill amortization of O&K Mining to equal the amortization over 40 years of goodwill arising as a result of the O&K Acquisition.

      c) Pro forma adjustments to "Engineering, Selling and Administrative Expenses" represent reductions throughout O&K Mining, primarily through headcount reduction, consolidation of field operations, negotiation of more favorable contractual service and supply terms and reduced cost allocations. Liabilities related to these employee terminations have been accrued in connection with the O&K Acquisition pursuant to EITF 95-3 "Recognition of Liabilities in Connection with a Business Combination" ("EITF 95-3"). Management believes these cost reduction initiatives will not have a significant effect on sales.

      d) The O&K Acquisition was financed from the issuance of the Company's New Senior Subordinated Notes and borrowings under the Company's New Bank Credit Facility. The pro forma adjustments to "Interest expense" and "Other income (expense) - net" represent the effects of the interest expense and amortization of debt issuance costs related to the New Senior Subordinated Notes and the portion of the New Bank Credit Facility used to finance the O&K Acquisition.

      e) Pro forma adjustments to "Provision for income taxes" represent the elimination of the tax benefit at O&K which will not be available to Terex.

      f) "Other Pro Forma Adjustments" to "Net Sales" represent the historical net sales of Simon Access and Baraga for the first quarter of 1997 and Payhauler for 1997.

      g) "Other Pro Forma Adjustments" to "Cost of Goods Sold" represent the sum of (i) the historical cost of goods sold of Simon Access and Baraga for the first quarter of 1997 and Payhauler for 1997 and (ii) the adjustment of historical goodwill amortization of Simon Access, Baraga and Payhauler to equal the amortization over 40 years of goodwill arising as a result of their acquisition.

      h)  "Other  Pro  Forma   Adjustments"   to   "Engineering,   Selling   and
      Administrative   Expenses"   represent  the  net  of  (i)  the  historical
      engineering, selling and administrative expenses of Simon Access and Baraga for the first quarter of 1997 and Payhauler for 1997 and (ii) the reductions in costs and expenses resulting from the eliminiation of overstaffing and redundant staffing at Simon Access and Payhauler. Liabilities related to employee terminations in connection with such acquisitions have been accrued pursuant to EITF 95-3.

      i) "Other Pro Forma Adjustments" to "Interest Expense" represent the net effect of (i) the additional interest expense related to the debt incurred under the New Bank Credit Facility and (ii) the reduction of interest expense related to the redemption of the Senior Secured Notes.

"Other Pro Forma Adjustments" to "Other income (expense) net" represent the net effect of (i) the amortization of the net additional debt origination fees related to the New Bank Credit Facility and (ii) the decrease in amortization of debt issuance costs resulting from the reduction of debt issuance costs related to the redemption of the Senior Secured Notes.


3) The estimated fair values of assets and liabilities acquired in the O&K Acquisition are summarized as follows:

  Cash...............................................$      3.5
  Net trade receivables..............................      35.1
  Net inventories....................................     133.8
  Other current assets...............................       7.8
  Property, plant and equipment......................      26.6
  Other assets.......................................       3.8
  Goodwill...........................................      32.9
  Accounts payable and other current liabilities.....     (58.7)
  Other liabilities..................................     (16.8)
                                                     ============
                                                     $    168.0
                                                     ============


The Company is in the process of obtaining evaluations, estimations, appraisals and actuarial and other studies for purposes of determining certain values. The Company has also estimated costs related to plans to integrate the activities of O&K Mining into the Company, including plans to terminate excess O&K Mining employees, exit certain activities and consolidate and restructure certain O&K Mining functions. The Company may revise the estimates as additional information is obtained. However, management believes that there will not be any changes which will have a material effect on the pro forma information.